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                                 AMENDMENT NO. 2
                                 ---------------
                                       TO
                                       --
                                   SCHEDULE A
                                   ----------

                              DELAWARE POOLED TRUST

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                        EFFECTIVE AS OF DECEMBER 1, 2004

The All-Cap Growth Equity Portfolio
The Core Focus Fixed Income Portfolio
The Core Plus Fixed Income Portfolio
The Emerging Markets Portfolio
The Global Fixed Income Portfolio
The High-Yield Bond Portfolio
The Intermediate Fixed Income Portfolio
The International Equity Portfolio
The International Fixed Income Portfolio
The Labor Select International Equity Portfolio
The Large-Cap Value Equity Portfolio
The Mid-Cap Growth Equity Portfolio
The Real Estate Investment Trust Portfolio
The Real Estate Investment Trust Portfolio II
The Small-Cap Growth Equity Portfolio
The Small-Cap Growth II Equity Portfolio
The Small-Cap Value Equity Portfolio
The Smid-Cap Growth Equity Portfolio

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.                  DELAWARE POOLED TRUST
                                                for its series set forth in this
                                                Schedule A



By:    Douglas L. Anderson                  By:    Jude T. Driscoll
   ----------------------------------          ---------------------------------
Name:  Douglas L. Anderson                  Name:  Jude T. Driscoll
Title: Senior Vice President/Operations     Title: Chairman













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